Exhibit 4.110

EXECUTION VERSION

GUARANTY

This Guaranty is entered into as of August 29, 2008 by NGP Blue Mountain I LLC, a Delaware limited liability company (“Guarantor”), in favor of and for the benefit of TCW Asset Management Company, a California corporation, as agent for and representative of (in such capacity herein called “Guarantied Party”) the Note Holders under that certain Note Purchase Agreement dated as of August 29, 2008 by and among NGP Blue Mountain HoldCo LLC, a Delaware limited liability company (“Issuer”), Guarantied Party and each Person identified as a note purchaser on the signature pages thereto (together with any other registered holder of the Notes, collectively, “Note Holders”) (said Note Purchase Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time, being the “Note Purchase Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) and in favor of and for the benefit of the other Beneficiaries (as defined below).  In accordance with the provisions of the Note Purchase Agreement, it is desired that all obligations of Issuer under the Note Purchase Agreement and the other Note Documents be guarantied hereunder.  Guarantied Party and Note Holders are sometimes referred to herein as “Beneficiaries”.

1.

Guaranty.  (a) In order to induce Note Holders to purchase the Notes and the Cash Settled Options and to make the Advances to Issuer pursuant to the Note Purchase Agreement, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code).  The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes any and all Obligations of Issuer, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Note Purchase Agreement, this Guaranty and the other Note Documents, including those arising under successive Advances or note purchase transactions under the Note Purchase Agreement which shall continue the Obligations of Issuer.

Guarantor acknowledges that, pursuant to the Note Purchase Agreement, a portion of the Advances shall be advanced to Guarantor to finance Guarantor’s ownership, development, engineering, construction, testing and operation of the Project and that the Guarantied Obligations are being incurred for and will inure to the benefit of Guarantor.

Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Issuer (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of Law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced, whether or not a claim is allowed for such amounts in the related bankruptcy proceeding) shall be included in the Guarantied Obligations because it is the intention of Guarantor and Guarantied Party that the Guarantied Obligations should be determined without regard to any rule of Law or order that may relieve Issuer of any portion of such Guarantied Obligations.

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In the event that all or any portion of the Guarantied Obligations is paid by Issuer, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from Guarantied Party or any other Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.

Subject to the other provisions of this Section 1, upon the failure of Issuer to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to Guarantied Party for the ratable benefit of Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Obligations.

(b)  Anything contained in this Guaranty to the contrary notwithstanding, the obligations of Guarantor under this Guaranty and the other Note Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state Law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Guarantor (x) in respect of intercompany Indebtedness to Issuer or other affiliates of Issuer to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by Guarantor hereunder and (y) under any guaranty of subordinated Indebtedness, which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of Guarantor pursuant to applicable Law or pursuant to the terms of any agreement.

2.

Guaranty Absolute; Continuing Guaranty.  The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations (except to the extent that this Guaranty is released in accordance with subsection 6.17B of the Note Purchase Agreement).  In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that:  (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) Guarantied Party may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Note Purchase Agreement notwithstanding the existence of any dispute between Issuer and any Beneficiary with respect to the existence of such event; (c) the obligations of Guarantor hereunder are independent of the Obligations of Issuer under the Note Documents and the obligations of any other guarantor of obligations of Issuer and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Issuer or any of such other guarantors and whether or not Issuer is joined in any such action or actions; and (d) Guarantor’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid.  This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

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3.

Actions by Beneficiaries.  Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Guarantied Party or the other Beneficiaries, or any of them, may have against any such security, as Guarantied Party in its discretion may determine consistent with the Note Purchase Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (f) exercise any other rights available to Guarantied Party or the other Beneficiaries, or any of them, under the Note Documents, at Law or in equity.

4.

No Discharge.  This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them:  (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Note Purchase Agreement, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of Indebtedness other than the Guarantied Obligations, even though Guarantied Party or the other Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which Issuer may assert against Guarantied Party or any Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

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5.

Waivers.  Guarantor waives, for the benefit of Beneficiaries:  (a) any right to require Guarantied Party or the other Beneficiaries, as a condition of payment or performance by Guarantor, to (i) proceed against Issuer, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Issuer, any other guarantor of the Guarantied Obligations or any other Person including, but not limited to, any right arising out of NRS 40.430, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Issuer or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Issuer from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Guarantied Party’s or any other Beneficiary’s errors or omissions in the administration of the Guarantied Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of Law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Note Purchase Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to Issuer and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

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6.

Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guarantied Obligations (other than unasserted Obligations for taxes, costs, indemnifications, reimbursement, damages and other liabilities in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice for indemnification has been issued by the Indemnitee) at such time) shall have been paid in full and the Commitments shall have terminated, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Issuer or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Issuer, and (iii) any benefit of, and any right to participate in, any Collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Obligations.  Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Issuer or against any Collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guarantied Party or the other Beneficiaries may have against Issuer, to all right, title and interest Guarantied Party or the other Beneficiaries may have in any such Collateral or security, and to any right Guarantied Party or the other Beneficiaries may have against such other guarantor.

Any Indebtedness of Issuer now or hereafter held by Guarantor is subordinated in right of payment to the Guarantied Obligations, and any such Indebtedness of Issuer to Guarantor collected or received by Guarantor after an Event of Default has occurred and is continuing, and any amount paid to Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Obligations have not been paid in full, shall be held in trust for Guarantied Party on behalf of  Beneficiaries and shall forthwith be paid over to Guarantied Party for the benefit of  Beneficiaries to be credited and applied against the Guarantied Obligations.

7.

Expenses.  Guarantor agrees to pay, or cause to be paid, on demand, and to save Guarantied Party and the other Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Guarantied Party or any other Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any other Note Document.

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8.

Financial Condition of Issuer.  No Beneficiary shall have any obligation, and Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of Issuer or any matter or fact relating to the business, operations or condition of Issuer.  Guarantor has adequate means to obtain information from Issuer on a continuing basis concerning the financial condition of Issuer and its ability to perform its obligations under the Note Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Issuer and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.

9.

Representations and Warranties.  Guarantor makes, for the benefit of Beneficiaries, each of the representations and warranties made in the Note Purchase Agreement by Issuer as to Guarantor, its assets, financial condition, operations, organization, legal status, business and the Note Documents to which it is a party.

10.

Covenants. Guarantor agrees that, so long as any part of the Guarantied Obligations shall remain unpaid or any Note Holder shall have any Commitment, Guarantor will, unless Required Holders shall otherwise consent in writing, perform or observe, all of the terms, covenants and agreements that the Note Documents state that Issuer is to cause Guarantor to perform or observe.

11.

Set Off.  In addition to any other rights any Beneficiary may have under Law or in equity, if any amount shall at any time be due and owing by Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any Indebtedness of such Beneficiary owing to Guarantor and any other property of Guarantor held by, or under the control of, a Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to any Beneficiary under this Guaranty.

12.

Amendments and Waivers.  This Guaranty shall not be amended, supplemented, modified or waived without the written concurrence of Guarantied Party and Required Holders and, in the case of any such amendment or modification, Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

13.

Miscellaneous.  It is not necessary for Beneficiaries to inquire into the capacity or powers of Guarantor or Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

No failure or delay on the part of any Beneficiary in exercising any right, power or privilege hereunder and no course of dealing between Guarantor and Beneficiary shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Beneficiary would otherwise have.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Beneficiary to any other or further action in any circumstances without notice or demand.

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In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

This Guaranty shall be binding upon the Guarantor and its respective successors and assigns and shall inure to the benefit of the Beneficiaries and their successors and permitted assigns.  The terms and provisions of this Guaranty shall inure to the benefit of any Transferee of any Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Beneficiaries shall automatically extend to and be vested in such Transferee, all subject to the terms and conditions hereof.  Guarantor’s rights and interests hereunder may not be assigned without the prior written consent of all Beneficiaries.

THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR, GUARANTIED PARTY AND THE OTHER BENEFICIARIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR HERETO WITH RESPECT TO THIS GUARANTY AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO GUARANTIED PARTY.  GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTOR AT ITS ADDRESS REFERRED TO BELOW.

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GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.  GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, GUARANTIED PARTY EACH (I) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR GUARANTOR AND GUARANTIED PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT GUARANTOR AND GUARANTIED PARTY HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY OR ACCEPTING THE BENEFITS THEREOF, AS THE CASE MAY BE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

14.

Counterparts.  This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which together constitute the same instrument.

15.

Guarantied Party as Agent.

(a)

Guarantied Party has been appointed to act as Guarantied Party hereunder by Note Holders.  Guarantied Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Guaranty and the Note Purchase Agreement.

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(b)

Guarantied Party shall at all times be the same Person that is Agent under the Note Purchase Agreement.  Written notice of resignation by Agent pursuant to subsection 9.9E of the Note Purchase Agreement shall also constitute notice of resignation as Guarantied Party under this Guaranty; and appointment of a successor Agent pursuant to subsection 9.9E of the Note Purchase Agreement shall also constitute appointment of a successor Guarantied Party under this Guaranty.  Upon the acceptance of any appointment as Agent under subsection 9.9E of the Note Purchase Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Guarantied Party under this Guaranty, and the retiring or removed Guarantied Party under this Guaranty shall promptly (i) transfer to such successor Guarantied Party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Guarantied Party under this Guaranty, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor Guarantied Party of the rights created hereunder, whereupon such retiring or removed Guarantied Party shall be discharged from its duties and obligations under this Guaranty.  After any retiring Guarantied Party’s resignation hereunder as Guarantied Party, the provisions of this Guaranty shall inure to its benefits as to any actions taken or omitted to be taken by it under this Guaranty while it was Guarantied Party hereunder.

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IN WITNESS WHEREOF, Guarantor and, solely for purposes of the waiver of the right to jury trial contained in Section 13, Guarantied Party have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NGP BLUE MOUNTAIN I LLC

By: ________________________________

Title: _______________________________

Address: ____________________________

   ____________________________

   ____________________________

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TCW ASSET MANAGEMENT COMPANY

By:

_____Signed__________________________

Name:  Brian O’Connor

Title:  Senior Vice President

By:

______Signed        _____________________

Name:  Gerald J. Stalun

Title:  Managing Director

Notice Address:

TCW Energy Fund XIV-A, L.P.

c/o TCW Asset Management Company

865 South Figueroa Street, Suite 2100

Los Angeles, California 90017

Attention:  R. Blair Thomas and Phil S. Abejar

with a copy (which shall not constitute notice) to:

c/o TCW Asset Management Company

1251 Avenue of the Americas, Suite 4700

New York, NY 10020

Attn:  Brian O'Connor - Energy and Infrastructure Group

Reference: NGP Blue Mountain

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York  10036

Attn:  Todd R. Triller, Esq.

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